Exhibit 5.1

                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                            Telephone: (212) 953-6000
                               Fax: (212) 953-6899

                                February 1, 2000


Securities and Exchange Commission                                    13146-02
450 Fifth Street, N.W.
Washington, D.C. 20549

                             Re:    Netsmart Technologies, Inc.
                                    --------------------------

Ladies and Gentlemen:

        We refer to the registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission covering the 500,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable pursuant to the amendment to the Company's 1998 Long-Term Incentive Plan (the "Plan").

        We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

        Based on our examination described above, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement are duly authorized and, when issued upon receipt of the exercise price of the options granted pursuant to the Plan, will be validly issued, fully paid and non- assessable.

        Please note that Asher S. Levitsky, who is of counsel to this firm, and the Asher S. Levitsky P.C. Defined Benefit Plan, of which Mr. Levitsky is the trustee and beneficiary, are stockholders of the Company.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                            Very truly yours,


                                            ESANU KATSKY KORINS & SIGER, LLP